UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2016 (June 29, 2016)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

Aircastle Limited (NYSE: AYR) announced today that it entered into a new $400.5 million term facility secured by 17 aircraft. The facility has a maturity of seven years and includes an accordion feature allowing for $67.5 million in additional future funding. Funding of the facility will take place through several draw-downs, with the first one, for $167.3 million, having taken place yesterday.

The financing was led by BNP Paribas, Credit Agricole Corporate and Investment Bank and The Bank of Tokyo-Mitsubishi UFJ (London Branch) as Joint Lead Arrangers as well as SGBT Asset Based Funding S.A. as Arranger and ING Bank and Columbia State Bank as lenders. BNP Paribas also acts as Agent and Security Trustee.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 Press Release dated June 29, 2016 is being furnished hereto pursuant to Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Michael Inglese
Michael Inglese Chief Financial Officer

Date: June 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 29, 2016